UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2013

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 28, 2013, WPCS International Incorporated (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved five proposals. The proposals are described in detail in its proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on January 3, 2013.

Proposal 1

The Company’s stockholders elected seven individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew Hidalgo	3,474,298	392,033	2,115,624
Kevin Coyle	3,681,486	184,845	2,115,624
Norm Dumbroff	3,478,534	387,797	2,115,624
Neil Hebenton	3,470,482	395,849	2,115,624
Charles Benton	3,681,486	184,845	2,115,624
Sebastian Giordano	3,678,486	187,845	2,115,624
Edward Gildea	3,681,486	184,845	2,115,624

Proposal 2

The Company’s stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013, as set forth below:

Votes For	Votes Against	Abstentions
5,410,631	448,285	123,038

Proposal 3

The Company’s stockholders approved an amendment  to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Delaware no later than one year from the date of the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions
5,009,193	965,289	7,473

Proposal 4

The Company’s stockholders approved an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized shares of common stock from 25,000,000 to 100,000,000, as set forth below:

Votes For	Votes Against	Abstentions
4,992,335	980,045	7,175

Proposal 5

The Company’s stockholders approved the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the buyers named therein, dated December 4, 2012, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,257,154	577,260	31,917	2,115,624

Item 8.01.	Other Events.

As a result of the Company’s stockholders approving the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement (the “Purchase Agreement”) between the Company and the Buyers named therein, dated December 4, 2012, the conversion price of the secured convertible notes (the “Notes”) and exercise price of the common stock purchase warrants (the “Warrants”) issued pursuant to the Purchase Agreement were adjusted to $0.3077, effective as of February 28, 2013, in accordance with the terms of the Notes and Warrants.

On March 4, 2013, the Company filed a certificate of amendment to its Certificate of Incorporation increasing the authorized number of shares of common stock to 100 million. The amendment was approved by the Company’s stockholders at the annual meeting, as disclosed above. A copy of the Company’s Certificate of Amendment, as filed with the Delaware Secretary of State, is attached hereto as Exhibit 3.01, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Certificate of Amendment to the Certificate of Incorporation, as filed with the Delaware Secretary of State on March 4, 2013.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: March 4, 2013	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer